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                                  EXHIBIT 23.1
                                  ------------

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-3 Registration Statement (File No. 333-13621) filed with the Securities and Exchange Commission on October 22, 1996, and Form S-8 Registration Statement (File No.333-20575) filed with the Securities and Exchange Commission on January 28, 1997, and Form S-3 Registration Statement (File No. 333-25211) filed with the Securities and Exchange Commission on April 15, 1997, and Form S-8 Registration Statement (File No. 333-35311) filed with the Securities and Exchange Commission on September 10, 1997.


                                                             ARTHUR ANDERSEN LLP


Philadelphia, PA,
    February 19, 1999